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                                                                 Exhibit 10.79.4

                              TERM PROMISSORY NOTE

$5,000,000.00                    Dallas, Texas                September 17, 1997

     FOR VALUE RECEIVED, the undersigned, Interstate FiberNet, Inc., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of STATE STREET BANK AND TRUST COMPANY ("Lender") FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or so much thereof as may be advanced from time to time and remain outstanding, payable at such times, and in such amounts, as are specified in the Credit Agreement (as defined below). The books and records of Lender shall be prima facie evidence of all sums due Lender.

     Borrower promises to pay interest on the unpaid principal amount of each Advance from the date such Advance is made until such Advance is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Administrative Lender (as defined in the Credit Agreement) (for the account of Lender) at its principal banking house at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, or such other place as Administrative Lender may direct, in immediately available funds.

     This Note is one of the Notes evidencing Obligations under the Term Loan referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 17, 1997 among Borrower, NationsBank of Texas, N.A., as Administrative Lender and a Lender and certain other Lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Borrower and each guarantor, surety and endorser waives demand, presentment, notice of dishonor, protest and diligence in collecting sums due hereunder; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, releases of any party liable hereon, and releases or substitutions of collateral, before or after maturity, shall not release or discharge its obligation under this Note; and agrees to pay in addition to all other sums due hereunder reasonable attorney's fees if this
Note is placed in the hands of an attorney for collection or if it is collected through bankruptcy or other judicial proceeding. Borrower agrees that during the full term hereof the maximum lawful interest rate for this Note determined under Texas law shall be the indicated rate ceiling as specified in Article 5069-1.04 of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Note.


     This Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                      INTERSTATE FIBERNET, INC.
                                      a Delaware corporation



                                      By: /s/ Douglas A. Shumate
                                         ---------------------------------------
                                         Name:  Douglas A. Shumate
                                         Title: Senior Vice President -- Chief
                                                Financial Officer